INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Columbus Ventures Inc.
(An Exploration Stage Company)

We consent to the incorporation by reference in the Registration Statement of Columbus Ventures Inc. (An Exploration Stage Company) on Form SB-2, pertaining to 7,517,150 shares of its common stock, of our Report of Independent Registered Public Accounting Firm, dated August 29, 2006, with respect to the consolidated financial statements of Columbus Ventures Inc., comprising the consolidated balance sheet as at June 30, 2006, the related consolidated statements of operations and cash flows for the three months ended June 30, 2006 and for the period from October 12, 2005 (inception) to June 30, 2006 and the related stockholders’ equity for the period October 12, 2005 (inception) to June 30, 2006, as filed with the Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
November 6, 2006